STOCK EXCHANGE AGREEMENT


         THIS STOCK EXCHANGE AGREEMENT (the "Agreement") is made and entered into effective May 2, 2005, by and among KIRSHNER ENTERTAINMENT & TECHNOLOGIES, INC., a Florida corporation ("Kirshner"), GARY VERDIER, an individual ("Verdier"), LINKWELL TECH GROUP, INC., a Florida corporation ("Linkwell"), and the shareholders of Linkwell listed on the signature page and Schedule A hereto, constituting all of the shareholders of Linkwell (collectively, the "Shareholders").

                                    RECITALS:

A. The Shareholders own all of the issued and outstanding capital stock of Linkwell, consisting of 8,000,000 shares of common stock, $.001 par value per share (the "Linkwell Shares").

B. Kirshner desires to acquire the Linkwell Shares from the Shareholders in exchange for 36,273,470 shares of restricted common stock, $.0005 par value per share, of Kirshner (the "Kirshner Shares") to be issued to the Shareholders.

C. The Shareholders desire to exchange their Linkwell Shares for the Kirshner Shares upon the terms and conditions set forth herein.

D. In connection with this Agreement and pursuant to the terms and conditions of the Escrow Agreement dated April 29, 2005 attached hereto as Exhibit A ("Escrow Agreement"), in order to satisfy all outstanding obligations and indebtedness owed by Kirshner to Verdier and certain third parties, Linkwell will provide Kirshner $175,000 and Kirshner has agreed to pay to Verdier at the Closing (as hereinafter defined), the $175,000, to be used by Verdier to pay Kirshner's third party creditors, and issue to Verdier at the Closing1,400,000 shares of its restricted common stock.

E. It is the intention of the parties hereto that: (i) Kirshner shall acquire the Linkwell Shares solely for the consideration set forth below (the "Exchange"); (ii) the Exchange shall qualify as a transaction exempt from registration or qualification under the Securities Act of 1933, as amended (the "Securities Act"), and (iii) the Exchange shall qualify as a "tax-free" transaction within the meaning of Section 368 of the Internal Revenue Code of 1986.

         NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties hereto agree as follows:

              SECTION 1. EXCHANGE OF SHARES AND OTHER TRANSACTIONS

1.1 Exchange of Shares. On the Closing (as hereinafter defined), the Shareholders shall tender the Linkwell Shares to Kirshner and Kirshner shall issue the Kirshner Shares to the Shareholders in exchange therefor. The Shareholders shall each execute an Investment Letter at or prior to the receipt of the Kirshner Shares substantially in the form of Exhibit B hereto.

1.2 Delivery of Linkwell Shares. On the Closing date, the Shareholders will deliver to Kirshner the certificates representing the Linkwell Shares, duly endorsed for transfer (or with executed stock powers) so as to convey good and marketable title to the Linkwell Shares to Kirshner, and, promptly thereafter, Kirshner will cause its transfer agent to deliver certificates evidencing the Kirshner Shares to the Shareholders in accordance with written instructions received from Linkwell to Kirshner prior to the closing.

1.3 Issuance of Cash and Stock to Verdier. At the Closing and pursuant to the terms of the Escrow Agreement, Kirshner will pay to Verdier the sum of $175,000 for which he will assume responsibility for paying certain third party creditors of Kirshner, and will issue to Verdier 1,400,000 shares of restricted common stock of Kirshner, all of which shall be used to satisfy the obligations of Kirshner to Verdier and third parties, the intention and commitment being that at the time of consummation of the Exchange, there will be no material liabilities, debts or obligations of Kirshner to Verdier or any of such third parties, except as set forth on Schedule 4.11 hereto and the Escrow Agreement.

1.4 Escrow of Funds to Satisfy certain Indebtedness of Kirshner. On the Closing Date, certain liabilities will be satisfied pursuant to the terms of the Escrow Agreement.

          SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

         Each of the Shareholders represents and warrants to Kirshner as follows:

2.1 Information on Shareholders. Each of the Shareholders is an "accredited investor," as such term is defined in Regulation D promulgated under the Securities Act, or is otherwise experienced in investments and business matters, has made investments of a speculative nature and has such knowledge and experience in financial, tax and other business matters as to enable him to evaluate the merits and risks of, and to make an informed investment decision with respect to, this Agreement. Each of the Shareholders understands that his acquisition of the Kirshner Shares is a speculative investment, and each of the Shareholders represents that he is able to bear the risk of such investment for an indefinite period, and can afford a complete loss thereof.

2.2 Investment Intent. Shareholders understand that the Kirshner Shares have not been registered under the Securities Act, and may not be sold, assigned, pledged, transferred or otherwise disposed of unless the Kirshner Shares are registered under the Securities Act or an exemption from registration is available. Shareholders represent and warrant that each is acquiring the Kirshner Shares for his/its own account, for investment, and not with a view to the sale or distribution of the Kirshner Shares except in compliance with the Securities Act. Each certificate representing the Kirshner Shares will have the following or substantially similar legend thereon:

            "The shares represented by this certificate have not been
          registered under the Securities Act of 1933, as amended (the
           "Securities Act") or any state securities laws. The shares have been acquired for investment and may not be sold or
             transferred in the absence of an effective Registration
          Statement for the shares under the Securities Act unless, in the opinion of counsel satisfactory to the Company,
          registration is not required under the Securities Act or any applicable state securities laws."

2.3 Ownership of Linkwell Shares and Authorization of Agreement. Shareholders are the sole record and beneficial owners of the Linkwell Shares, all of which shares are owned free and clear of all rights, claims, liens and encumbrances, and have not been sold, pledged, assigned or otherwise transferred except pursuant to this Agreement. There are no outstanding subscriptions, rights, options, warrants or other agreements obligating Shareholders to sell or transfer to any third person any of the Linkwell Shares owned by Shareholders, or any interest therein. Shareholders have the power to enter into this Agreement and to carry out his, her or its obligations hereunder. This Agreement has been duly executed by Shareholders and constitutes the valid and binding obligation of Shareholders, enforceable against Shareholders in accordance with its terms.

              SECTION 3. REPRESENTATIONS AND WARRANTIES OF LINKWELL

         Linkwell, to the best of its knowledge, hereby represents and warrants to Kirshner as follows, with any exceptions thereto being denoted on the applicable schedule to this Agreement:

3.1 Organization and Good Standing. Linkwell is a corporation, duly organized, validly existing and in good standing under the laws of the State of Florida, and is entitled to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased or operated and such business is now conducted. Linkwell is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification. Linkwell is the record and beneficial owner of 90% of the issued and outstanding shares of Shanghai Likang Disinfectant Co., Ltd. ("Likang"), which shares are owned free and clear of all rights, claims, liens and encumbrances, and have not been sold, pledged, assigned or otherwise transferred. There are no outstanding subscriptions, rights, options, warrants or other agreements obligating Linkwell to sell or transfer to any third person any of the shares of Likang owned by Linkwell, or any interest therein

         Likang is a corporation, duly organized, validly existing and in good standing under the laws of China, and is entitled to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased or operated and such business is now conducted. Likang is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification

3.2 Authorization; Enforceability; No Breach. Linkwell has all necessary corporate power and authority to execute this Agreement and perform its obligations hereunder. This Agreement constitutes the valid and binding obligation of Linkwell enforceable against Linkwell in accordance with its terms, except as may be limited by bankruptcy, moratorium, insolvency or other similar laws generally affecting the enforcement of creditors' rights. The execution, delivery and performance of this Agreement by Linkwell and the consummation of the transactions contemplated hereby will not:

     (a) violate any provision of the Charter or By-Laws of Linkwell;

     (b) violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which Linkwell is a party or by or to which it or any of its assets or properties may be bound or subject;

     (c) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, Linkwell, or upon the properties or business of Linkwell; or

     (d) violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein which could have a Material Adverse Effect (as hereinafter defined) on the business or operations of Linkwell.

3.3 Compliance with Laws. Linkwell and Likang have each complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business which, if not complied with, would materially and adversely affect the business or financial condition of Linkwell or Likang.

3.4 Consents and Approvals. No filing with, and no permit, authorization, consent, or approval of, any public body or authority or any third party is necessary for the consummation by Linkwell of the transactions contemplated by this Agreement.

3.5 Litigation. There is no action, suit or proceeding pending or threatened, or any investigation, at law or in equity, before any arbitrator, court or other governmental authority, pending or threatened, nor any judgment, decree, injunction, award or order outstanding, against or in any manner involving Linkwell or any of Linkwell's properties or rights, or Likang or any of Likang's properties or rights which (a) could reasonably be expected to have a material adverse effect on Linkwell or Likang taken as a whole, or (b) could reasonably be expected to materially and adversely affect consummation of any of the transactions contemplated by this Agreement (collectively, a "Material Adverse Effect").

3.6 Brokers or Finders. No broker's or finder's fee will be payable by Linkwell in connection with the transaction contemplated by this Agreement, nor will any such fee be incurred as a result of any actions by Linkwell.

3.7 Real Estate. Linkwell neither owns real property nor is a party to any leasehold agreement.


3.8 Assets. Linkwell and Likang each own all rights, title and interest in and to its assets, free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts or any other encumbrances.

3.9 Financial Statements. The consolidated unaudited balance sheets of Linkwell and Likang at December 31, 2004 and 2003 (the "Linkwell Financial Statements") fairly present in all material respects the financial position of Linkwell and Likang as of the respective dates thereof, and the other related statements included therein fairly present in all material respects the results of operations, changes in shareholders' equity and cash flows of Linkwell and Likang for the respective periods or as of the respective dates set forth therein,. The Linkwell Financial Statements are a compilation of internal accounting software reports that have not been generated or reviewed by a certified public accountant. Accordingly, Linkwell cannot represent that the Linkwell Financial Statements have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP") applied on a basis consistent throughout all periods presented. However, to the best of Linkwell's knowledge, the Linkwell Financial Statements present fairly in all material respects the financial position of Likang as of the date and for the periods indicated.

         Linkwell hereby represents and warrants to Kirshner that it has no reason to believe that the Linkwell Financial Statements cannot be audited and prepared in accordance with GAAP and SEC requirements, including the instructions to Form 8-K. Linkwell further represents and warrants that it has no reason to believe that it will not have the necessary financial statements and disclosure for inclusion in all required Securities Exchange Act of 1934 (the "Exchange Act") reports when due following the Closing as the accounting survivor as a result of the transactions contemplated hereby.

3.10 Absence of Changes; No Undisclosed Liabilities. Except as set forth on
Schedule 3.10, since December 31, 2004, neither Linkwell nor Likang have incurred any liability material to Linkwell or Likang on a consolidated basis, except in the ordinary course of its business, consistent with past practices; suffered a change, or any event involving a prospective change, in the business, assets, financial condition, or results of operations of Linkwell or Likang which has had, or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, (other than as a result of changes or proposed changes in federal or state regulations of general applicability or interpretations thereof, changes in generally accepted accounting principles, and changes that could, under the circumstances, reasonably have been anticipated in light of disclosures made in writing by Linkwell to Kirshner pursuant hereto); or subsequent to the date hereof, conducted its business and operations other than in the ordinary course of business and consistent with past practices. Neither Linkwell nor Likang have any liability (and Linkwell is not aware of any basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rising to any liability which individually or is in the aggregate are reasonably likely to have a Material Adverse Effect on Linkwell or Likang) except for (a) liabilities set forth on the face of the most recent balance sheet included in the Linkwell Financial Statements or the Likang Financial Statements, and (b) liabilities which have arisen after the date of such balance sheet in the ordinary course of business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, tort, infringement, or violation of law).

3.11 Capitalization. The authorized capital stock of Linkwell consists of 200,000,000 shares of common stock of which 8,000,000 shares are presently issued and outstanding, and 20,000,000 shares of preferred stock, no shares of which have been issued or designated. Linkwell has not granted, issued or agreed to grant, issue or make available any warrants, options, subscription rights or any other commitments of any character relating to the unissued shares of capital stock of Linkwell. All of the Linkwell Shares are duly authorized and validly issued, fully paid and non-assessable.

3.12 Contracts. A copy of each of the material contracts, instruments, mortgages, notes, security agreements, leases, agreements, or understandings, whether written or oral, to which Linkwell and or Likang is a party that relates to or affects the assets or operations of Linkwell or Likang or to which Linkwell's or Likang's assets or operations may be bound or subject (collectively, the "Contracts"), has been provided to Kirshner. Each of the Contracts is a valid and binding obligation of Linkwell or Likang and in full force and effect, except for where the failure to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect. For purposes of this Agreement a material contract shall be any contract or agreement involving consideration in excess of $10,000. There are no existing defaults by Linkwell or Likang thereunder or, to the knowledge of Linkwell, by any other party thereto, which defaults, individually or in the aggregate, would have a Material Adverse Effect.

3.13 Taxes. All required tax returns or federal, state, county, municipal, local, foreign and other taxes and assessments have been properly prepared and filed by Linkwell and Likang for all years for which such returns are due unless an extension for filing any such return has been properly prepared and filed. Any and all federal, state, county, municipal, local, foreign and other taxes, assessments, including any and all interest, penalties and additions imposed with respect to such amounts have been paid or provided for. Neither Linkwell nor Likang have been audited by any local, state or federal tax authority.

3.14 (a) Except to the extent that any inaccuracy of any of the following (or the circumstances giving rise to such inaccuracy), in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Linkwell or Likang:
(i) Linkwell and Likang each own, or is licensed or otherwise has the legally enforceable right to use (in each case, clear of any liens or encumbrances of any kind), all Intellectual Property (as hereinafter defined) used in or necessary for the conduct of its business as currently conducted; (ii) no claims are pending or, to the knowledge of Linkwell, threatened that Linkwell or Likang is infringing on or otherwise violating the rights of any person with regard to any Intellectual Property used by, owned by, and/or licensed to Linkwell or Likang or any of its subsidiaries; (iii) as of the date of this Agreement, to the knowledge of Linkwell, no person is infringing on or otherwise violating any right of Linkwell or Likang with respect to any Intellectual Property owned by and/or licensed to Linkwell or Likang; and (iv) as of the date of this Agreement, neither Linkwell nor Likang have received any notice of any claim challenging the ownership or validity of any Intellectual Property owned by Linkwell or Likang or challenging Linkwell's or Likang's license or legally enforceable right to use any Intellectual Property licensed by it.

                  (b) For purposes of this Agreement, "Intellectual Property" means trademarks (registered or unregistered), service marks, brand names, certification marks, trade dress, assumed names, trade names, and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patented, patentable, or not in any jurisdiction; trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; writings and other works of authorship, whether copyrighted, copyrightable, or not in any jurisdiction; registration or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; any similar intellectual property or proprietary rights and computer programs and software (including source code, object code, and data); licenses, immunities, covenants not to sue, and the like relating to the foregoing; and any claims or causes of action arising out of or related to any infringement or misappropriation of any of the foregoing.

3.15 Labor and Employment Matters. (a) Linkwell and Likang each are and have been in compliance in all respects with all applicable laws respecting employment and employment practices, terms, and conditions of employment and wages and hours, including, such laws respecting employment discrimination, equal opportunity, affirmative action, worker's compensation, occupational safety, and health requirements and unemployment insurance and related matters, and are not engaged in and have not engaged in any unfair labor practice; (b) no investigation or review by or before any governmental entity concerning any violations of any such applicable laws is pending nor, to the knowledge of Linkwell is any such investigation threatened or has any such investigation occurred during the last three years, and no governmental entity has provided any notice to Linkwell or Likang or otherwise asserted an intention to conduct any such investigation; (c) there is no labor strike, dispute, slowdown, or stoppage actually pending or threatened against Linkwell; (d) no union representation question or union organizational activity exists respecting the employees of Linkwell or Likang; (e) no collective bargaining agreement exists which is binding on Linkwell or Likang; (f) Linkwell and Likang hve experienced no work stoppage or other labor difficulty; and (g) in the event of termination of the employment of any of the current officers, directors, employees, or agents of Linkwell or Likang, neither Linkwell noe Likang shall, pursuant to any agreement or by reason of anything done prior to the closing by Linkwell or Likang be liable to any of said officers, directors, employees, or agents for so-called "severance pay" or any other similar payments or benefits, including, without limitation, post-employment healthcare (other than pursuant to COBRA) or insurance benefits, except to the extent that any matter in Items (a), (b), (f) and (g) could reasonably be expected individually or in the aggregate to have a Material Adverse Effect on Linkwell or Likang.

3.16 Employee Benefit Plans. Neither Linkwell nor Likang are a party to any written or formal employee benefit plan (including, without limitation, any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) policy or agreement that is maintained (all of the foregoing, the "Benefit Plans"), or is or was contributed to by Linkwell or Likang or pursuant to which Linkwell or Likang or any trade or business, whether or not incorporated (an "ERISA Affiliate"), which together with Linkwell or Likang would be deemed a "single employer" within the meaning of Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), is still potentially liable for payments, benefits, or claims.

3.17 State Anti-Takeover Statutes. The Linkwell Board of Directors has approved this Agreement and the transactions contemplated hereby and thereby such approval constitutes approval of the Agreement and other transactions contemplated hereby and thereby by the Linkwell Board of Directors as required under Florida law. To the knowledge of Linkwell, no state anti-takeover statute is applicable to the Exchange.

3.18 Absence of Certain Business Practices. Neither Linkwell or Likang nor any director, officer, employer, or agent of the foregoing, nor any person acting on their behalf, directly or indirectly has to Linkwell's knowledge given or agree to give any gift or similar benefit to any customer, supplier, governmental employee or other person which (a) might subject Linkwell to any damage or penalty in any civil, criminal, or governmental litigation or proceeding, (b) if not given in the past, might have had a Material Adverse Effect on Linkwell or Likang, or (c) if not continued in the future, might have a Material Adverse Effect on Linkwell or Likang or which might subject Linkwell or Likang to suit or penalty in any private or governmental litigation or proceeding.

3.19 Internal Accounting Controls. Linkwell and Likang each maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.20 Full Disclosure. No representation or warranty by Linkwell in this Agreement or in any document or schedule to be delivered by them pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished to Kirshner pursuant hereto or in connection with the negotiation, execution or performance of this Agreement contains, or will contain, any untrue statement of a material fact or omits, or will omit, to state any fact necessary to make any statement herein or therein not materially misleading or necessary to a complete and correct presentation of all material aspects of the businesses of Linkwell.

        SECTION 4. REPRESENTATIONS AND WARRANTS OF KIRSHNER AND VERDIER.

         Kirshner and Verdier, to the best of his knowledge, hereby represent and warrant to Linkwell and the Shareholders as follows, with any exceptions thereto being denoted on the applicable schedule to this Agreement:

4.1 Organization and Good Standing. Kirshner is a corporation duly organized, validly existing and in good standing under the laws of Florida, and is entitled to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased or operated and such business is now conducted. Kirshner is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.

4.2 Authorization; Enforceability; No Breach. Kirshner has all necessary corporate power and authority to execute this Agreement and perform its obligations hereunder. This Agreement constitutes the valid and binding obligation of Kirshner enforceable against Kirshner in accordance with its terms, except as may be limited by bankruptcy, moratorium, insolvency or other similar laws generally affecting the enforcement of creditors' rights. The execution, delivery and performance of this Agreement by Kirshner and the consummation of the transactions contemplated hereby will not:

     (a) violate any provision of the Charter or By-Laws of Kirshner;

     (b) violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which Kirshner is a party or by or to which it or any of its assets or properties may be bound or subject;

     (c) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, Kirshner, or upon the properties or business of Kirshner; or

     (d) violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein which could have a Material Adverse Effect on the business or operations of Kirshner.

4.3 The Kirshner Shares. The Kirshner Shares to be issued to the Shareholders have been, or on or prior to the Closing will have been, duly authorized by all necessary corporate and shareholder actions and, when so issued in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and will not be issued in violation of the pre-emptive or similar rights of any person.

4.4 Compliance with Laws. Kirshner has complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business which, if not complied with, would materially and adversely affect the business or financial condition of Kirshner.

4.5 Consents and Approvals. No filing with, and no permit, authorization, consent or approval of any public body or authority or any third party is necessary for the consummation by Kirshner of the transactions contemplated by this Agreement.

4.6 Litigation. Other than as set forth on Schedule 4.6 and in its publicly filed documents with the Securities and Exchange Commission ("SEC"), there is no action, suit or proceeding pending or threatened, or any investigation, at law or in equity, before any arbitrator, court or other governmental authority, pending or threatened, nor any judgment, decree, injunction, award or order outstanding, against or in any manner involving Kirshner or any of Kirshner's properties or rights which (a) could reasonably be expected to have a material adverse effect on Kirshner taken as a whole, or (b) could reasonably be expected to materially and adversely affect consummation of any of the transactions contemplated by this Agreement.

4.7 Brokers or Finders. No broker's or finder's fee will be payable by Kirshner in connection with the transaction contemplated by this Agreement, nor will any such fee be incurred as a result of any actions by Kirshner.

4.8 Real Estate. Kirshner neither owns real property nor is a party to any leasehold agreement.


4.9 Assets. Kirshner owns all rights, title and interest in and to its assets, free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts or any other encumbrances.

4.10 Financial Statements. The audited balance sheet of Kirshner at December 31, 2004 and 2003 and related statements of operations, cash flow and shareholders' equity (the "Kirshner Financial Statements") fairly present in all material respects the financial position of Kirshner as of the respective dates thereof, and the other related statements included therein fairly present in all material respects the results of operations, changes in shareholders' equity and cash flows of Kirshner for the respective periods or as of the respective dates set forth therein, all in conformity with generally accepted accounting principles consistently applied during the periods involved, except as otherwise noted therein.

4.11 Absence of Changes; No Undisclosed Liabilities. Except as disclosed in its Form 10-KSB for fiscal year ended December 31, 2004, since December 31, 2004, Kirshner has not incurred any liability material to Kirshner on a consolidated basis, except in the ordinary course of its business, consistent with past practices; suffered a change, or any event involving a prospective change, in the business, assets, financial condition, or results of operations of Kirshner which has had, or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, (other than as a result of changes or proposed changes in federal or state regulations of general applicability or interpretations thereof, changes in generally accepted accounting principles, and changes that could, under the circumstances, reasonably have been anticipated in light of disclosures made in writing by Kirshner to Linkwell pursuant hereto); or subsequent to the date hereof, conducted its business and operations other than in the ordinary course of business and consistent with past practices. Kirshner has no liability (and Kirshner is not aware of any basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rising to any liability which individually or is in the aggregate are reasonably likely to have a Material Adverse Effect on Kirshner) except for (a) liabilities set forth on the face of the most recent balance sheet included in the Kirshner Financial Statements, and (b) liabilities which have arisen after the date of such balance sheet in the ordinary course of business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, tort, infringement, or violation of law). Schedule 4.11 sets forth all liabilities and incurred expenses of Kirshner as of the date of this Agreement. Verdier will assume responsibility for paying all the liabilities and expenses of Kirshner set forth on Schedule 4.11 and will pay such amounts out of the $175,000 delivered to Verdier pursuant to the terms of the Escrow Agreement or otherwise.

4.12 Capitalization. The authorized capital stock of Kirshner consists of 150,000,000 shares of common stock of which 3,625,655 (post-split) shares are presently issued and outstanding, and 10,000,000 shares of preferred stock, no shares of which have been issued or designated. Kirshner has not granted, issued or agreed to grant, issue or make available any warrants, options, subscription rights or any other commitments of any character relating to the unissued shares of capital stock of Kirshner except as set forth in Schedule 4.12 hereto or as disclosed in its public filings with the SEC. All of the Kirshner Shares are duly authorized and validly issued, fully paid and non-assessable.

4.13 Contracts. A copy of each of the material contracts, instruments, mortgages, notes, security agreements, leases, agreements, or understandings, whether written or oral, to which Kirshner is a party that relates to or affects the assets or operations of Kirshner or to which Kirshner's assets or operations may be bound or subject (collectively, the "Contracts"), has been provided to Linkwell. Each of the Contracts is a valid and binding obligation of Kirshner and in full force and effect, except for where the failure to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect. For purposes of this Agreement a material contract shall be any contract or agreement involving consideration in excess of $10,000. There are no existing defaults by Kirshner thereunder or, to the knowledge of Kirshner, by any other party thereto, which defaults, individually or in the aggregate, would have a Material Adverse Effect.

4.14 Taxes. All required tax returns or federal, state, county, municipal, local, foreign and other taxes and assessments have been properly prepared and filed by Kirshner for all years for which such returns are due unless an extension for filing any such return has been properly prepared and filed. Any and all federal, state, county, municipal, local, foreign and other taxes, assessments, including any and all interest, penalties and additions imposed with respect to such amounts have been paid or provided for. Kirshner has never been audited by any local, state or federal tax authority.

4.15 (a) Except as may be disclosed in its public filings with the SEC and to the extent that any inaccuracy of any of the following (or the circumstances giving rise to such inaccuracy), in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Kirshner: (i) Kirshner owns, or is licensed or otherwise has the legally enforceable right to use (in each case, clear of any liens or encumbrances of any kind), all Intellectual Property (as hereinafter defined) used in or necessary for the conduct of its business as currently conducted; (ii) no claims are pending or, to the knowledge of Kirshner, threatened that Linkwell is infringing on or otherwise violating the rights of any person with regard to any Intellectual Property used by, owned by, and/or licensed to Kirshner or any of its subsidiaries; (iii) as of the date of this Agreement, to the knowledge of Kirshner, no person is infringing on or otherwise violating any right of Kirshner with respect to any Intellectual Property owned by and/or licensed to Kirshner; and (iv) as of the date of this Agreement, neither Kirshner nor any of its subsidiaries have received any notice of any claim challenging the ownership or validity of any Intellectual Property owned by Kirshner or challenging Kirshner's license or legally enforceable right to use any Intellectual Property licensed by it.

                  (b) For purposes of this Agreement, "Intellectual Property" means trademarks (registered or unregistered), service marks, brand names, certification marks, trade dress, assumed names, trade names, and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patented, patentable, or not in any jurisdiction; trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; writings and other works of authorship, whether copyrighted, copyrightable, or not in any jurisdiction; registration or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; any similar intellectual property or proprietary rights and computer programs and software (including source code, object code, and data); licenses, immunities, covenants not to sue, and the like relating to the foregoing; and any claims or causes of action arising out of or related to any infringement or misappropriation of any of the foregoing.

4.16 Labor and Employment Matters. (a) Kirshner is and has been in compliance in all respects with all applicable laws respecting employment and employment practices, terms, and conditions of employment and wages and hours, including, such laws respecting employment discrimination, equal opportunity, affirmative action, worker's compensation, occupational safety, and health requirements and unemployment insurance and related matters, and are not engaged in and have not engaged in any unfair labor practice; (b) no investigation or review by or before any governmental entity concerning any violations of any such applicable laws is pending nor, to the knowledge of Kirshner is any such investigation threatened or has any such investigation occurred during the last three years, and no governmental entity has provided any notice to Kirshner or otherwise asserted an intention to conduct any such investigation; (c) there is no labor strike, dispute, slowdown, or stoppage actually pending or threatened against Kirshner; (d) no union representation question or union organizational activity exists respecting the employees of Kirshner; (e) no collective bargaining agreement exists which is binding on Kirshner; (f) Kirshner has experienced no work stoppage or other labor difficulty; and (g) in the event of termination of the employment of any of the current officers, directors, employees, or agents of Kirshner, Kirshner shall not, pursuant to any agreement or by reason of anything done prior to the closing by Kirshner be liable to any of said officers, directors, employees, or agents for so-called "severance pay" or any other similar payments or benefits, including, without limitation, post-employment healthcare (other than pursuant to COBRA) or insurance benefits, except to the extent that any matter in Items (a), (b), (f) and (g) could reasonably be expected individually or in the aggregate to have a Material Adverse Effect on Kirshner.

4.17 Employee Benefit Plans. Except as may be disclosed in its public filings with the SEC, Kirshner is not a party to any written or formal employee benefit plan (including, without limitation, any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) policy or agreement that is maintained (all of the foregoing, the "Benefit Plans"), or is or was contributed to by Kirshner or pursuant to which Kirshner or any trade or business, whether or not incorporated (an "ERISA Affiliate"), which together with Linkwell would be deemed a "single employer" within the meaning of Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), is still potentially liable for payments, benefits, or claims.

4.18 State Anti-Takeover Statutes. The Kirshner Board of Directors has approved this Agreement and the transactions contemplated hereby, and thereby such approval constitutes approval of the Agreement and other transactions contemplated hereby and thereby by the Kirshner Board of Directors as required under Florida law. To the knowledge of Kirshner, no state anti-takeover statute is applicable to the Exchange.

4.19 Absence of Certain Business Practices. Neither Kirshner nor any director, officer, employer, or agent of the foregoing, nor any person acting on its behalf, directly or indirectly has to Kirshner's knowledge given or agree to give any gift or similar benefit to any customer, supplier, governmental employee or other person which (a) might subject Linkwell to any damage or penalty in any civil, criminal, or governmental litigation or proceeding, (b) if not given in the past, might have had a Material Adverse Effect on Kirshner, or
(c) if not continued in the future, might have a Material Adverse Effect on Kirshner or which might subject Kirshner to suit or penalty in any private or governmental litigation or proceeding.

4.20 Internal Accounting Controls. Kirshner maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

4.21 SEC Reports. Except as may be disclosed in its public filings with the SEC, Kirshner has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof (the foregoing materials, including the exhibits thereto, being collectively referred to herein as the "SEC Reports"). The SEC Reports comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing.

4.22 SEC Inquiry. In January 2004, the SEC commenced an informal inquiry ("Investigation") of Kirshner. Kirshner is not certain of the status of the investigation. Having considered the communications, written and oral, between Kirshner, Verdier and the SEC since January 2004, Kirshner has not received any indication from the SEC that the SEC has continued to focus the Investigation on Kirshner or has pursued further proceedings against Kirshner or deems Kirshner's acts and practices described in the Investigation to be in violation of the Securities Act or the Exchange Act.

4.23 Full Disclosure. No representation or warranty by Kirshner in this Agreement or in any document or schedule to be delivered by them pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished to Linkwell pursuant hereto or in connection with the negotiation, execution or performance of this Agreement contains, or will contain, any untrue statement of a material fact or omits, or will omit, to state any fact necessary to make any statement herein or therein not materially misleading or necessary to a complete and correct presentation of all material aspects of the businesses of Kirshner.

                              SECTION 5. COVENANTS

5.1. Examinations and Investigations. Prior to the Closing, the parties acknowledge that they have been entitled, through their employees and representatives, to make such investigation and verification of the assets, properties, business and operations, books, records and financial condition of the other, including communications with suppliers, vendors and customers, as they each may reasonably require. No investigation by a party hereto shall, however, diminish or waive in any way any of the representations, warranties, covenants or agreements of the other party under this Agreement. Consummation of this Agreement shall be subject to the fulfillment of due diligence procedures to the reasonable satisfaction of each of the parties hereto and their respective counsel.

5.2. Expenses. Each party hereto agrees to pay its own costs and expenses incurred in negotiating this Agreement and consummating the transactions described herein.

5.3. Satisfaction of Kirshner Indebtedness. On the Closing and pursuant to the terms and conditions of the Escrow Agreement, Kirshner will pay to Verdier and other creditors of Kirshner the sum of $175,000 and issue to Verdier 1,400,000 shares of Kirshner restricted common stock to satisfy and discharge all debts, liabilities and obligations of Kirshner to Verdier and to other creditors of Kirshner, the intention and commitment being that at the Closing, there shall be no material debts, claims, indebtedness, obligations or liabilities owing to Verdier and such third parties.

5.4. Issuances to Employees. On or prior to the Closing, Kirshner will issue 150,000 shares of its common stock, as previously committed, pursuant to Kirshner's equity compensation plan.

5.5. Further Assurances. The parties shall execute such documents and other papers and take such further action as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall use its best efforts to fulfill or obtain in the fulfillment of the conditions to the Closing, including, without limitation, the execution and delivery of any documents or other papers, the execution and delivery of which are necessary or appropriate to the Closing.

5.6. Confidentiality. In the event the transactions contemplated by this Agreement are not consummated, each of the parties hereto agree to keep confidential any information disclosed to each other in connection therewith; provided, however, such obligation shall not apply to information which:

(a) at the time of disclosure was public knowledge;

(b) after the time of disclosure becomes public knowledge (except due to the action of the receiving party); or

(c) the receiving party had within its possession at the time of disclosure.

5.7 Stock Certificates and Consideration. At the Closing, the
Shareholders shall have delivered the certificates representing the Linkwell Shares duly endorsed (or with executed stock powers) so as to make Kirshner the sole owner thereof. At such Closing, Kirshner shall issue the Kirshner Shares to the Shareholders, as provided herein.

5.8 Management of Linkwell and Kirshner. On the Closing date, the directors and officers of Kirshner shall resign and the designees of Linkwell shall, from and after the Closing, be the directors and officers of Kirshner.

5.9 Aerisys Incorporated. Kirshner has one wholly owned operating subsidiary, Aerisys Incorporated, a Florida corporation ("Aerisys"). Kirshner and Linkwell agree that during the six (6) months following the Closing, Kirshner will not sell or transfer any of its ownership interest in or a substantial amount of the assets of Aerisys or otherwise encumber the assets of Aerisys.

                             SECTION 6. THE CLOSING

         The closing (the "Closing") shall take place contemporaneous with the execution of this Agreement, or at such other time and place as is mutually agreed upon by Kirshner, Verdier, Linkwell and the Shareholders, following satisfaction or waiver of all conditions precedent to Closing. At the Closing, the parties shall provide each other with such documents as may be necessary or appropriate and customary in transactions of this sort in order to consummate the transactions contemplated hereby, including evidence of due authorization of the Agreement and the transactions contemplated hereby.

                   SECTION 7. CONDITIONS PRECEDENT TO CLOSING

         7.1 Conditions Precedent to the Obligation of Kirshner to Issue the Kirshner Shares. The obligation of Kirshner to issue the Kirshner Shares to the Shareholders and to otherwise consummate the transactions contemplated hereby is subject to the satisfaction, at or before the Closing, of each of the conditions set forth below. These conditions are for Kirshner's sole benefit and may be waived by Kirshner at any time in its sole discretion.

     (a) Accuracy of Linkwell's and the Shareholders' Representations and Warranties. The representations and warranties of Linkwell and the Shareholders will be true and correct in all material respects as of the date when made and as of the Closing, as though made at that time.

     (b) Performance by Linkwell and the Shareholders. Linkwell and the Shareholders shall have performed all agreements and satisfied all conditions required to be performed or satisfied by them at or prior to the Closing.

     (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

     (d) No Material Adverse Changes. Linkwell shall have suffered no Material Adverse Effect.

     (e) Miscellaneous. Linkwell and the Shareholders shall have delivered to Kirshner such other documents relating to the transactions contemplated by this Agreement as Kirshner may reasonably request.

7.2 Conditions Precedent to the Obligation of the Shareholders to Exchange Linkwell Shares. The obligation of the Shareholders to exchange their Linkwell Shares for the Kirshner Shares and to otherwise consummate the transactions contemplated hereby is subject to the satisfaction, at or before the Closing, of each of the conditions set forth below. These conditions are for the Shareholders' sole benefit and may be waived by Linkwell at any time in its sole discretion.

     (a) Accuracy of Kirshner's and Verdier's Representations and Warranties. The representations and warranties of Kirshner and Verdier will be true and correct in all material respects as of the date when made and as of the Closing, as though made at that time.

     (b) Performance by Kirshner and Verdier. Kirshner and Verdier shall have performed all agreements and satisfied all conditions required to be performed or satisfied by them at or prior to the Closing.

     (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

     (d) No Material Adverse Changes. Kirshner shall have suffered no Material Adverse Effect.

     (e) Satisfaction of Kirshner Indebtedness. At Closing, Kirshner's material indebtedness, obligations, debts, claims and liabilities, as referred to in
Section 5.3 hereof, shall be fully discharged and settled.


     (f) Stock Issuances. The issuance of Kirshner common stock to employees, as described in Section 5.4 hereof, shall have been made.

     (g) Miscellaneous. Kirshner shall have delivered to the Shareholders such other documents relating to the transactions contemplated by this Agreement as the Shareholders may reasonably request.

  SECTION 8. SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF KIRSHNER AND VERDIER

         Notwithstanding any right of Linkwell and the Shareholders fully to investigate the affairs of Kirshner, Linkwell and the Shareholders shall have the right to rely fully upon the representations, warranties, covenants and agreements of Kirshner and Verdier contained in this Agreement or in any document delivered by Kirshner or any of its representatives, in connection with the transactions contemplated by this Agreement. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing hereunder for 12 months following the Closing.

        SECTION 9. SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF LINKWELL
                              AND THE SHAREHOLDERS

         Notwithstanding any right of Kirshner and Verdier fully to investigate the affairs of Linkwell, Kirshner and Verdier have the right to rely fully upon the representations, warranties, covenants and agreements of Linkwell and the Shareholders contained in this Agreement or in any document delivered to Kirshner by Linkwell or any of its representatives, in connection with the transactions contemplated by this Agreement. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing hereunder for 12 months following the Closing.

                           SECTION 10. INDEMNIFICATION

10.1 Obligation of Kirshner and Verdier to Indemnify. Subject to the limitations on the survival of representations and warranties contained in Section 8, Kirshner and Verdier hereby agree to indemnify, defend and hold harmless the Shareholders and Linkwell, to the extent provided for herein, from and against any losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorneys' fees and disbursements) (a "Loss") based upon, arising out of, or otherwise due to any inaccuracy in or any breach of any representation, warranty, covenant or agreement of Kirshner and Verdier contained in this Agreement or in any document or other writing delivered pursuant to this Agreement.

10.2 Obligation of the Linkwell and the Shareholders to Indemnify. Subject to the limitations on the survival of representations and warranties contained in
Section 9, Linkwell and the Shareholders agree to indemnify, defend and hold harmless Kirshner and Verdier to the extent provided for herein from and against any Loss based upon, arising out of, or otherwise due to any inaccuracy in or any breach of any representation, warranty, covenant or agreement made by any of them and contained in this Agreement or in any document or other writing delivered pursuant to this Agreement.

                            SECTION 11. MISCELLANEOUS

11.1 Waivers. The waiver of a breach of this Agreement or the failure of any party hereto to exercise any right under this Agreement shall in no event constitute a waiver as to any future breach whether similar or dissimilar in nature or as to the exercise of any further right under this Agreement.

11.2 Amendment. This Agreement may be amended or modified only by an instrument of equal formality signed by the parties or the duly authorized representatives of the respective parties.

11.3 Assignment. This Agreement is not assignable except by operation of law.


11.4 Notices. Until otherwise specified in writing, the mailing addresses of both parties of this Agreement shall be as follows:


  Linkwell         Linkwell Tech Group, Inc.          (U.S. Address)
                   No. 476 Hutai Branch Road          9858 Glades Road,  #213
                   Baoshan District                   Boca Raton, Florida 33434
                   Shanghai, China 200436


 The Shareholders: c/o XueLian Bian
                   9858 Glades Road, #213
                   Boca Raton, Florida 33434

 With a copy to:   James M. Schneider, Esq.
                   Schneider Weinberger & Beilly LLP
                   2200 Corporate Boulevard, N.W., Suite 210
                   Boca Raton, Florida 33431

      Kirshner:    Kirshner Entertainment & Technologies, Inc.
                   5200 NW 33rd Avenue, Suite 215
                   Ft. Lauderdale, Florida 33309

      Verdier: c/o Kirshner Entertainment & Technologies, Inc. 5200 NW 33rd Avenue, Suite 215
                   Ft. Lauderdale, Florida 33309


With a copy to:    Michelle Kramish Kain, Esq.
                   Kain & Valinsky, P.A.
                   750 S.E. Third Avenue, Suite 100
                   Fort Lauderdale, Florida 33316

Any notice or statement given under this Agreement shall be deemed to have been given if sent by registered mail addressed to the other party at the address indicated above or at such other address as may be furnished in writing to the addressor.

11.5 Governing Law; Venue. This Agreement shall be governed and construed in accordance with the laws of the State of Florida, without regard to the conflicts of law provisions thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the County of Palm Beach, State of Florida, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this agreement in that jurisdiction or the validity or enforceability of any provision of this agreement in any other jurisdiction. EACH PARTY HERETO IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY.

11.6 Publicity. No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be issued by either party hereto at any time from the signing hereof without advance approval in writing of the form and substance thereof by the other party.

11.7 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) and the collateral agreements executed in connection with the consummation of the transactions contemplated herein contain the entire agreement among the parties with respect to the Exchange and related transactions, and supersede all prior agreements, written or oral, with respect thereto.

11.8 Headings. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

11.9 Severability of Provisions. The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

11.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which, when so executed, shall constitute an original copy hereof, but all of which together shall consider but one and the same document.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                      KIRSHNER ENTERTAINMENT &
                                      TECHNOLOGIES, INC.



                                      By:/s/ Gary Verdier
                                      ----------------------

                                      Name:
                                      ----------------------

                                      Title:   CEO
                                      ----------------------



                                       /s/ Gary Verdier
                                       GARY VERDIER

                                       LINKWELL TECH GROUP, INC.



                                       By:/s/ XueLian Bian
                                       ------------------------
                                       XueLian Bian, President


                                       SHAREHOLDERS


                                       /s/ XueLian Bian
                                       ------------------------
                                         XueLian Bian


                                       /s/Wei Guan
                                       ------------------------
                                         Wei Guan

                                   SCHEDULE A


            EXCHANGE WITH KIRSHNER ENTERTAINMENT & TECHNOLOGIES, INC.


                                    Shares of                      Shares of
                                    Linkwell                        Kirshner
Name of                              to be                           to be
Shareholder                        Exchanged                       Received


Bian, XueLian                      5,000,000                       22,670,919
Guan, Wei                          3,000,000                       13,602,551

--------------------------------  ---------------               --------------
Total Linkwell Tech Group, Inc.    8,000,000                       36,273,470

                                    EXHIBIT A
                                ESCROW AGREEMENT

ESCROW AGREEMENT ("Escrow Agreement") dated as of April 29, 2005, by and among KIRSHNER ENTERTAINMENT & TECHNOLOGIES, INC. (the "KETI"), LINKWELL TECH GROUP, INC. ("LTGI") and SCHNEIDER WEINBERGER & BEILLY LLP. (the "Escrow Agent").

                               W I T N E S S E T H

         WHEREAS, KETI and LTGI have executed a letter of intent in contemplation of a stock exchange agreement pursuant to which KETI would issue shares of its common stock to acquire common shares of LTGI through a share exchange (the "Acquisition"); and

         WHEREAS, LTGI and/or certain parties associated with LTGI are willing to deposit the sum of $350,000 (the "Funds") in a special segregated account to be maintained by the Escrow Agent at Mellon United National Bank, which Funds are to be disbursed to KETI and other parties as described below solely upon consummation of the Acquisition; and

         WHEREAS, KETI AND LTGI have requested the Escrow Agent to receive and hold the Funds in escrow pending the closing of the Acquisition (the "Closing") and to disburse the Funds in the manner hereinafter provided; and

         WHEREAS, the Escrow Agent is willing to act as escrow agent hereunder, upon the terms and conditions set forth herein;

         NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by each of the parties hereto, the parties hereto agree as follows:

     1. Appointment of Escrow Agent. KETI and LTGI hereby appoint the Escrow Agent as escrow agent upon the terms and conditions set forth herein, and the Escrow Agent hereby accepts such appointment.

     2. Delivery of Funds. Following the date hereof, the Funds will be delivered to the Escrow Agent. The Funds shall be delivered by (a) check payable to " Escrow Account of Schneider Weinberger & Beilly LLP as Escrow Agent" or (b) wire transfer to the special account of the Escrow Agent at the following coordinates:

         Bank:                      Mellon United National Bank
         ABA:                       067009646
         Address:                   1801 North Military Trail
                                    Boca Raton, FL 33431
         Amount:                    $350,000.00
         To the benefit of:         Schneider Weinberger & Beilly LLP
                                    IOTA Trust Account
         Account No.:               0225001221
         Re:                        Linkwell

The Funds shall be maintained on deposit by the Escrow Agent in the special segregated account ("Special Account") in accordance with the terms and conditions hereof.

     3. Investment of the Funds. The Escrow Account shall not bear interest and no investment of the Funds shall be made while held by the Escrow Agent.

     4. Release of Escrow Property. Provided the Acquisition is consummated as evidenced by a written agreement by KETI and LTGI, the Escrow Agent shall disburse the Funds as follows:

     (a) $175,000 to Gary Verdier.

     (b) $35,000 to Sherb & Co., LLP.

     (c) $35,000 to Schneider Weinberger & Beilly LLP.

     (d) $105,000 to Kenneth Shenkman in consideration of prior and current services provided in connection with the transaction.

     (e) If the Closing of the Acquisition has not occurred on or prior to 5/2/05, the Escrow Agent shall return all the Funds then under its control to LTGI.

     (f) Upon disbursement of the Funds as set forth in this Section 4, the obligations of the Escrow Agent under this Agreement shall terminate.

     5. Disbursement Into Court. At any time, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in any court it deems appropriate, to determine ownership or disposition of the Funds or it may deposit the Funds with the clerk of any appropriate court or it may retain the Funds pending receipt of a final, non-appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Funds are to be disbursed and delivered. During the pendency of any such action, the Escrow Agent may suspend the performance of any of its obligations under this Escrow Agreement until such dispute or uncertainty shall be resolved to the sole satisfaction of Escrow Agent or until a successor Escrow Agent shall have been appointed (as the case may be). The Escrow Agent shall have no liability to KETI or LTGI or any other person with respect to any such suspension of performance or disbursement into court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of funds held in the Escrow Accounts or any delay in or with respect to any other action required or requested of Escrow Agent.

     6.  Limitation  of  Responsibility  and  Liability and Duties of the Escrow
Agent. The acceptance by the Escrow Agent of its duties as such under this Escrow Agreement is subject to the following terms and conditions, which all parties to this Escrow Agreement hereby agree shall govern and control with respect to the rights, duties, liabilities and immunities of the Escrow Agent:

     (a) The Escrow Agent shall not be liable for any error in judgment or mistake of law or fact, or for any action taken or omitted to be taken by it, or any action suffered by it to be taken or omitted by it, in good faith and in the exercise of its own best judgment. The Escrow Agent shall not be liable for any delay in delivering the Funds as required hereby, absent its own gross negligence or willful misconduct.

     (b) The Escrow Agent may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent other than itself), statement, instrument, report or other paper or document (not only as to its due execution and validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons.

     (c) The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Escrow Agreement unless evidenced by a writing delivered to the Escrow Agent signed by KETI and/or LTGI and, if the duties or rights of the Escrow Agent are affected by any such modification of or waiver under this Escrow Agreement unless the Escrow Agent shall have given its prior written consent thereto.

     (d) The Escrow Agent acts hereunder as a depositary only, and shall not be responsible for the sufficiency or accuracy, the form of, or the execution, validity, value or genuineness of any document or property received, held or delivered by it hereunder, or of any signature or endorsement thereon, or for any lack of endorsement thereon, or for any description therein, nor shall the Escrow Agent be responsible or liable in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any document or property paid or delivered by the Escrow Agent pursuant to the provisions hereof.

     (e) The Escrow Agent shall have the right to assume, in the absence of written notice to the contrary from KETI and LTGI, that a fact or an event by reason of which an action would or might be taken by the Escrow Agent does not exist or has not occurred, without incurring liability for any action taken or omitted, in good faith and in the exercise of its own best judgment, in reliance upon such assumption.

     (f) The Escrow Agent shall be indemnified and held harmless by KETI and LTGI, upon demand by the Escrow Agent, from and against any claims, demands, losses, damages, liabilities, costs and expenses, including counsel fees and disbursements, (collectively, "Damages") suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim, or in connection with any claim or demand, which in any way directly or indirectly arises out of or relates to this Escrow Agreement, the services of the Escrow Agent hereunder, the monies or other property held by it hereunder or any such Damages. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall, if a claim in respect thereof shall be made against the other parties hereto, notify such parties thereof in writing; but the failure by the Escrow Agent to give such notice shall not relieve any party from any liability which such party may have to the Escrow Agent hereunder, except to the extent of actual prejudice demonstrated by such party. The obligations of KETI and LTGI under this Section 6(f) shall survive any termination of this Escrow Agreement and the resignation or removal of the Escrow Agent.

     (g) From time to time on and after the date hereof, the parties shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request (it being understood that the Escrow Agent shall have no obligation to make such request) to carry out more effectively the provisions and purposes of this Escrow Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

     (h) The Escrow Agent may resign at any time and be discharged from its duties as Escrow Agent hereunder by its giving the other parties hereto prior written notice of at least seven business days. As soon as practicable after its resignation, the Escrow Agent shall turn over to a successor escrow agent appointed by the other parties hereto, jointly, all of the Funds held hereunder upon presentation of the document appointing the new escrow agent and its acceptance thereof. If no new escrow agent is so appointed within the 20-day period following the giving of such notice of resignation, the Escrow Agent may deposit the Funds with any court it deems appropriate.

     (i) The Escrow Agent may consult with, and obtain advice from, legal counsel in the event of any dispute or question as to the construction of any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in good faith in accordance with the opinion and instructions of such counsel, other than itself.

     (j) The Escrow Agent is authorized, in its sole discretion, to comply with orders issued or process entered by any court with respect to the Funds, without determination by the Escrow Agent of such court's jurisdiction in the matter. If any portion of the Funds is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court affecting such property or any part thereof, then and in any such event, the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel selected by it (other than itself) is binding upon it without the need for appeal or other action; and if the Escrow Agent complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person or entity by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

     7. Governing Law; Jurisdiction, Venue. This Escrow Agreement shall be governed by and construed and enforced in accordance with the law (other than the law governing conflict of law questions) of the State of Florida. Except as otherwise set forth herein, any suit, action or proceeding arising out of or relating to this Escrow Agreement shall be brought in State Circuit Court or Federal District Court located in Palm Beach County, Florida, and the parties hereby (a) submit to the exclusive jurisdiction of such courts, (b) waive any objection to the laying of venue in such courts, and (c) agree that service of process in any such suit, action or proceeding, in addition to any other method permitted by applicable law, may be effected by certified mail, return receipt requested, to a party at its address set forth in Section 8 hereof.

     8. Notices. All notices and communications shall be deemed to have been duly given: at the time (a) delivered by hand, if personally delivered; (b) when received, if deposited in the mail, postage prepaid, addressed as provided below; (c) when transmission is verified, if telecopied; and (d) on the next business day, if timely delivered to a courier service guaranteeing overnight delivery; provided that the Escrow Agent shall have no obligation hereunder unless notice is actually received by it;



            If to the KETI:                    5200 N.W. 33rd Avenue
                                               Fort Lauderdale, FL  33309
                                               Attn:  Gary Verdier
                                               Fax:  (954) 838-4070

             If to LTGI:                       9858 Glades Road, #213
                                               Boca Raton, Florida 33434
                                               Attn:  XueLian Bian, President
                                               Fax:  (561) 988-9890

                                                     And

                                                No. 476 Hutai
                                                Branch Road,
                                                Baoshan District,
                                                Shanghai, China,
                                                200436 Attn.:
                                                XueLian Bian, President
                                                Fax: 8621-65501425

          If to the Escrow Agent:               2200 N.W. Corporate Blvd.,
                                                Suite 210
                                                Boca Raton, FL  33431
                                                Attn:  James Schneider
                                                Fax:  (561) 362-9612

Any party may change its address by providing written notice of such change to the other parties hereto. All notices and communications provided by KETI and LTGI to the Escrow Agent shall be signed by duly authorized persons of each.

9. Termination of Escrow Agreement. The Escrow Agent's responsibilities hereunder shall terminate upon the earliest to occur of (a) the Escrow Agent's receipt of written notice of termination of the Acquisition, signed by duly authorized representatives of KETI and LTGI; (b) the disbursement of the Funds, including into court under Section 5 hereof, as contemplated hereby; (c) the resignation of the Escrow Agent under Section 6(h) hereof; or (d) failure to complete the Acquisition by May 2, 2005.

10. Entire Escrow Agreement. This Escrow Agreement contains the entire understanding by and among the parties hereto with respect to the subject matter hereof; there are no promises, agreements, understandings, representations or warranties, other than as herein set forth. No change or modification of this Escrow Agreement shall be valid or effective unless the same is in writing and is signed by each of the parties hereto.

11. Counterparts. This Escrow Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have caused their respective hands to be set hereto with the intention of being bound effective in all respects as of the date and year first hereinabove written.

                                    KIRSHNER ENTERTAINMENT AND
                                    TECHNOLOGIES, INC.



                                      By: /s/ Gary Verdier
                                      -----------------------
                                      Gary Verdier, President


                                      LINKWELL TECH GROUP, INC.



                                       By: /s/  XueLian Bian
                                       ----------------------
                                       XueLian Bian , President



                        SCHNEIDER WEINBERGER & BEILLY LLP



                                       By: /s/James Schneider
                                       -----------------------
                                       James Schneider, Partner

                                    EXHIBIT B
                                INVESTMENT LETTER


Kirshner Entertainment & Technologies, Inc.
5200 NW 33rd Avenue, Suite 215
Ft. Lauderdale, Florida 33309

In connection with the receipt of the Kirshner Shares from KIRSHNER ENTERTAINMENT & TECHNOLOGIES, INC., a Florida corporation ("Company") pursuant to the terms and conditions of the Stock Exchange Agreement dated May 2, 2005, the undersigned hereby represents, warrants, covenants and agrees as set forth below.

         1. Purchase Entirely for Own Account. The Shares will be acquired for investment for the Undersigned' own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the Kirshner Shares or any portion thereof. Further, the undersigned does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to all or any portion of the Kirshner Shares.

         2. No Securities Act Registration. The undersigned understands that the Kirshner Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), by reason of a specific exemption or specific exemptions from the registration provisions of the Securities Act which depend upon, among other things, the bona fide nature of The undersigned' investment intent as expressed herein.

         3. Restricted Securities. The undersigned acknowledges that, unless the undersigned has been advised by the Company that a current registration statement is in effect covering the resale of the Kirshner Shares, because the Kirshner Shares have not been registered under the Securities Act, the Kirshner Shares must be held by the undersigned indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The undersigned is aware of the provision of Rule 144 promulgated under the Securities Act that permits the limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the satisfaction of having held the Kirshner Shares for a certain duration of time, the availability of certain current public information about the Company, the sale being through a "broker's transaction" (as provided by Rule 144(f)), and the volume of shares sold not exceeding specified limitations (unless the sale is within the requirements of Rule 144(k)).

         4. Accredited and Sophisticated Investor. The undersigned: (a) is an accredited investor as defined in Rule 501(a) of Regulation D of the Securities and Exchange Commission; (b)(i) either alone or with the undersigned's professional advisor or advisors, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of acquiring the Kirshner Shares, (ii) either alone by reason of the undersigned' business or financial experience or together with the undersigned' professional advisor or advisors, has the capacity to protect the undersigned' interests in connection with acquisition of the Kirshner Shares; and (c) is able to bear the economic risk of the investment in the Kirshner Shares, including a complete loss of the investment.

         5. Opportunity to Ask Questions. The undersigned has had an opportunity to ask questions of and receive answers from the Company or its representatives concerning the terms of the undersigned' investment in the Kirshner Shares, all such questions have been answered to the full satisfaction of the undersigned, and the undersigned has had the opportunity to request and obtain any additional information the undersigned deemed necessary to verify or supplement the information contained therein. The undersigned has reviewed and understands the disclosure provided in the Company's Form 10-KSB for the year end December 31, 2004.

         6. Investment Risks. The undersigned recognizes that an investment in the Kirshner Shares involves substantial risks, and is fully aware of and understands all of the risk factors related to the acquisition of the Kirshner Shares. The undersigned has determined that the acquisition of the Kirshner Shares is consistent with the undersigned's investment objectives. The undersigned is able to bear the economic risks of an investment in the Kirshner Shares, and at the present time could afford a complete loss of such investment.

         7. Limitation on Manner of Offering. The Kirshner Shares were not offered to the undersigned by any means of general solicitation or general advertising.

         8. Tax and Other Matters. The undersigned is not relying on the Company with respect to tax and other economic considerations involved in the acquisition of the Kirshner Shares. The undersigned has carefully considered and has, to the extent the undersigned believes such discussion necessary, discussed with the undersigned' professional, legal, tax, accounting and financial advisors the suitability of an investment in the Kirshner Shares for the undersigned's particular tax and financial situation and the undersigned has determined that the Kirshner Shares are a suitable investment for him.

         9. Restrictive Legends. The undersigned understands that the Kirshner Shares shall bear one or more of the following restrictive legends:

                  (a) "THESE SECURITIES HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR THE SECURITIES LAWS OF ANY STATE. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION AND QUALIFICATION UNDER THE ACT AND SUCH LAWS IS NOT REQUIRED"

                  (b) Any legend required by applicable state law.

         10. Successors. The representations and warranties contained herein shall be binding upon the heirs, executors, administrators, personal representatives and other successors of the undersigned and shall inure to the benefit of and be enforceable by the Company.

         11. Address. The address, telephone number and facsimile number set forth at the end of this letter are the undersigned's true and correct address.

         In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the securities covered thereby until the end of such period.



                                   SHAREHOLDER



                                   (Signature)


                                    Address:

                                  Telephone:
                                            ------------------------

                                  Social Security Number___________

                                  SCHEDULE 3.10

None.

                                  SCHEDULE 4.6

In January 2004, the SEC commenced an informal inquiry of Kirshner Entertainment & Technologies, Inc. ("KETI"). As of the date of this Agreement, KETI has not received any further information on this matter and are therefore uncertain of the status of the SEC's informal investigation.

                                  SCHEDULE 4.11




      Date             Vendor                            Amount
1/29/2004     Schneider Weinberger LLP                 5,201.50
6/7/2004      Adorno & Yoss                           38,498.57
7/20/2004     Business Wire                              120.00
1/13/2005     Akerman Senterfitt                         274.78
2/28/2005     Gemisys                                    199.50
4/6/05        Kain & Valinsky, P.A.                   15,222.61*
3/7/05        Harvey Judkowitz, CPA                    1,000.00
3/15/2005     ADP                                        126.14
3/18/2005     Gemisys                                    185.38
3/19/2005     Florida Department of Revenue              300.00
3/22/2005     Gemisys                                    397.84
3/24/2005     Georgia Department of Labor                422.30
3/25/2005     Software Consultative Solutions, Inc.    5,962.50
3/31/2005     Broward County Revenue Collector         1,839.25
4/1/2005      Rackspace                                1,150.00
4/4/2005      Berkovits, Lago & Company, LLP           7,861.71

              Total                                  $78,762.08

2000-2005     Due Gary D. Verdier                     $ 201,482**

* Through 3/31/05
** Estimated net due after payment to third party creditors

                                  SCHEDULE 4.12


         None.